As filed with the Securities and Exchange Commission on April 26, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Superior Offshore International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	72-1264943
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
900 S. College Road, Suite 301
Lafayette, Louisiana 70503
(Address of registrant’s principal executive offices)
Superior Offshore International, Inc. 2007 Stock Incentive Plan
(Full title of Plan)
R. Joshua Koch, Jr.
Superior Offshore International, Inc.
900 S. College Road, Suite 301
Lafayette, Louisiana 70503
(Name and address of agent for service)
(337) 233-5933
(Telephone number, including area code, of agent for service)
Copy to:
William S. Anderson, Esq.
Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002-2770
Telephone: (713) 221-1122
Facsimile: (713) 437-5370

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum	Amount of
of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered	Per Share	Price	Fee
Common Stock, par value $0.01 per share	4,000,000 shares (1)	$16.86 (2)	$67,440,000	$2,071

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares as may become issuable under the plan pursuant to the anti-dilution provisions thereof.

(2)	Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales price of the common stock reported on the Nasdaq Global Market on April 24, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Superior Offshore International, Inc. (the “Company”) will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company will furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Company with the Commission (File No. 001-33412) are incorporated by reference into this Registration Statement:
1.	The Company’s prospectus dated April 19, 2007 as filed with the SEC pursuant to Rule 424(b) under the Securities Act; and

2.	The description of the Company’s common stock, par value $0.01 per share (the “Common Stock”), contained in the Company’s Registration Statement on Form 8-A, as filed with the Commission on April 18, 2007, as such description may be amended from time to time.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold (other than information that is furnished rather than filed in accordance with Commission rules), will be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.
     Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law (the “DGCL”) for unlawful payment of dividends or stock purchases or redemptions or (4) any transaction from which the director derived an improper personal benefit. The Company’s certificate of incorporation provides that, to the fullest extent of Delaware law, none of the

Company’s directors will be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.
     Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if: (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if the person is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must also indemnify a present or former director or officer has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter therein, against expenses, including attorneys’ fees, actually and reasonably incurred by him or her. Expenses, including attorneys’ fees, incurred by a director or officer, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and the advancement of expenses is not exclusive of any other rights a person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     Under the DGCL, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.
     The Company’s certificate of incorporation and bylaws authorize indemnification of any person entitled to indemnity under law to the full extent permitted by law.
     Delaware law also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against any liability asserted against and incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability. The Company maintains, at the Company’s expense, an insurance policy that insures the Company’s officers and directors, subject to customary exclusions and deductions, against specified liabilities that may be incurred in those capacities. In addition, the Company has entered into indemnification agreements with each of the Company’s directors and officers that provide that the Company will indemnify the indemnitee against, and advance certain expenses relating to, liabilities incurred in the performance of such indemnitee’s duties on the Company’s behalf to the fullest extent permitted under Delaware law.

Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit
Number	Description

3.1	Amended and Restated Certificate of Incorporation of Superior Offshore International, Inc.

3.2	Bylaws of Superior Offshore International, Inc.

4.1	Form of specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-136567) (the “Form S-1”))

5.1	Validity Opinion of Bracewell & Giuliani LLP

10.1	Superior Offshore International 2007 Stock Incentive Plan

10.2	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.7 to the Form S-1)

10.3	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.8 to the Form S-1)

23.1	Consent of KPMG LLP

23.2	Consent of Bracewell & Giuliani LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (set forth on the signature pages hereto)

Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of April, 2007.

SUPERIOR OFFSHORE INTERNATIONAL, INC.
(Registrant)

By:	/s/ James J. Mermis
Name:	James J. Mermis
Title:	President and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint James J. Mermis and R. Joshua Koch, Jr., and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on April 26, 2007.

Signature	Title

/s/ James J. Mermis
James J. Mermis	President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Roger D. Burks
Roger D. Burks	Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting Officer)

/s/ Louis E. Schaefer, Jr.
Louis E. Schaefer, Jr.	Chairman of the Board

/s/ R. Joshua Koch, Jr.
R. Joshua Koch, Jr.	Senior Vice President, General Counsel,
Secretary and Director

Signature	Title

/s/ Leon Codron
Leon Codron	Director

Thomas B. Coleman	Director

James L. Persky	Director

/s/ Eric N. Smith
Eric N. Smith	Director

/s/ E. Donald Terry
E. Donald Terry	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

3.1	Amended and Restated Certificate of Incorporation of Superior Offshore International, Inc.

3.2	Bylaws of Superior Offshore International, Inc.

4.1	Form of specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-136567) (the “Form S-1”))

5.1	Validity Opinion of Bracewell & Giuliani LLP

10.1	Superior Offshore International 2007 Stock Incentive Plan

10.2	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.7 to the Form S-1)

10.3	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.8 to the Form S-1)

23.1	Consent of KPMG LLP

23.2	Consent of Bracewell & Giuliani LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (set forth on the signature pages hereto)